EXHIBIT (p)(1)

                                 CODE OF ETHICS

                                     OF THE

                       SANFORD C. BERNSTEIN FUND II, INC.


          This Code of Ethics (the "Code") has been adopted by the Sanford C. Bernstein Fund II, Inc. (the "Fund") on March 22, 2002. This Code shall apply to all Access Persons of the Fund, except as noted in Section 3 below.

1.        Statement of General Principles.

          This Code does not attempt to identify all possible conflicts of interests and literal compliance with each of the specific procedures will not shield Access Persons from liability for personal trading or other conduct which violates their fiduciary duties to the Fund. In addition to the specific prohibitions contained in this Code, Access Persons are also subject to a general requirement not to engage in any act or practice that would defraud the Fund. This general prohibition includes, in connection with the purchase or sale of a Security Held or to be Acquired (as this phrase is defined below in 2(m)) by the Fund:

                (i) employing any device, scheme or artifice to defraud the Fund;

                (ii) making to the Fund any untrue statement of material fact or omitting to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                (iii) engaging in any act, practice or course of business which would operate as a fraud or deceit upon the Fund; or

                (iv) engaging in any manipulative practice with respect to the Fund.

2.        Definitions.

          (a) "Access Person" means any director, trustee, officer or Advisory Person of the Fund or Adviser. "Access Person" shall also include all trustees, officers and Advisory Persons of the Fund who are "Investment Personnel" (as defined herein).

          (b)   "Adviser" means Alliance Capital Management L.P.


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          (c)   "Advisory Person" means any employee of the Fund or Adviser, or of any company in a Control relationship to the Fund or Adviser, who, in connection with his regular functions or duties, makes, participates in, or obtains information, regarding the purchase or sale of a Security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

          (d) "Beneficial Ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires.

          (e)   "Control" shall have the same meaning as that set forth in section 2(a)(9) of the Investment Company Act of 1940 ("Investment Company Act").

          (f) "Disinterested Director" means a director or trustee of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act.

          (g)   "Distributor" means Sanford C. Bernstein & Co., LLC, Inc.

          (h)   "Fund" means:  Sanford C. Bernstein Fund II, Inc.

          (i) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

          (j) "Investment Personnel" means: (i) Any employee of the Fund or Adviser (or of any company in a Control relationship to the Fund or Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund; (ii) any natural person who Controls the Fund or Adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

          (k) "Purchase or sale of a security" includes, inter alia, the writing of an option to purchase or sell a security, including any security that is convertible into or exchangeable for any security that is held or to be acquired by a Fund.


          (l) "Security" shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act, except that it shall not include shares of registered open-end


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                investment companies, securities issued by the Government of the
                United States, short-term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act, repurchase agreements and other high quality short term debt instruments (any instrument with a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized rating organization), bankers' acceptances, bank certificates of deposit, commercial paper, and such other money market instruments as designated by the board of directors or trustees of the Fund.

          (m) "Security Held or to be Acquired" by the Fund means: (i) any Security which, within the most recent 15 days: (A) is or has been held by the Fund; or (B) is being or has been considered by the Fund or the Adviser for purchase by the Fund; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Security described in Section 2(m)(i) of this Code.

          (n) A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

3. Application. Certain of the officers and directors or trustees of the Fund are officers and/or directors of the Adviser and/or officers and/or directors of the Distributor. The Adviser reviews and determines investment policies for the Fund and manages the day-to-day investment affairs of the Fund, including selecting securities to be purchased, held and sold, and placing orders for portfolio transactions. The Adviser, the Distributor and their affiliates have their own Code of Ethics pursuant to Rule 17j-l under the Investment Company Act. Any person, who is subject to the Adviser's or the Distributor's Code of Ethics and who complies with such Code, shall not be subject to the provisions of this Code. This exemption shall only apply if the directors or trustees of the Fund and the Disinterested Directors of the Fund have approved such Adviser's or Distributor's Code of Ethics pursuant to Rule 17j-1.

4. Exempted Transactions. The prohibitions of Section 5(a) of this Code shall not apply to:

          (a) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

          (b) Purchases or sales of securities which are not eligible for purchase or sale by the Fund.

          (c) Purchases or sales which are non-volitional on the part of the Access Person or the Fund.


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          (d)   Purchases which are part of an automatic dividend reinvestment plan.

          (e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

          (f) Purchases or sales of any of the following Securities, if at the time of the transaction, the Access Person has no actual knowledge that the Security is being considered for purchase or sale by the Fund, or that the Security is being purchased or sold by the Fund:

                (i) Fixed income securities transaction involving no more than 100 units or having a principal amount not exceeding $25,000;

                (ii) Non-convertible debt securities and non-convertible preferred stocks which are rated by at least one nationally recognized statistical rating organization ("NRSRO") in one of the three highest investment grade rating categories; or

                (iii) Any equity Securities transaction, or series of related transactions, involving shares of common stock and excluding options, warrants, rights and other derivatives, provided:

                      a. any orders are entered after 10:00 a.m. and before 3:00 p.m. and are not designated as "market on open" or "market on close"; and

                      b. the aggregate value of the transactions does not exceed (1) $10,000 for securities with a market capitalization of less than $1 billion; (2) $25,000 for securities with a market capitalization of $1 billion to $5 billion and (3) $50,000 for securities with a market capitalization of greater than $5 billion.

          (g) Purchases or sales of Securities for which the Compliance Officer in its discretion on a case-by-case basis has granted an "extreme hardship" exception, provided:

                (i) The individual seeking the exception furnishes to the Compliance Officer:

                      a. a written statement detailing the efforts made to comply with Section 5(a);



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                       b.   a written statement containing a representation and
                            warranty that (1) compliance with the requirement would impose a severe undue hardship on the individual and (2) the exception would not, in any manner or degree, harm or defraud the Fund or compromise the individual's fiduciary duty to the Fund; and

                       c. any supporting documentation that the Compliance Officer may request;

                (ii) The Compliance Officer conducts an interview with the individual or takes such other steps the Compliance Officer deems appropriate in order to verify that granting the exception will not in any manner or degree, harm or defraud the Fund or compromise the individual's fiduciary duty to the Fund; and

                (iii) The Compliance Officer maintains, along with statements provided by the individual, a written record that contains:

                       a.   the name of the individual;

                       b. the name of the Security involved, the number of shares or principal amount purchased or sold, and the date or dates on which the Securities were purchased or sold;

                       c. the reason(s) the individual sought an exception from the requirements of Section 5(a);

                       d. the efforts the individual made to comply with the requirements of Section 5(a); and

                       e. the independent basis upon which the Compliance Officer believes that the exemption should be granted.


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5.        Prohibited Purchases or Sales.1

          (a) Access Persons. An Access Person shall not purchase or sell, directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which he or she knows or should have known at the time of such purchase or sale:

                (i)    is being considered for purchase or sale by the Fund;
                (ii)   is being purchased or sold by the Fund.

          (b) Investment Personnel. Unless the purchase or sale is pre-approved as provided in Section 6, Investment Personnel shall not purchase or sell, directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial
                Ownership:

                (i)    that is issued pursuant to an "initial public offering";
                       or
                (ii) that is issued pursuant to a "limited offering" that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

6. Pre-Clearance of Participation in Offerings.1 Investment Personnel shall obtain approval from the Compliance Officer of the Fund prior to the acquisition of Securities issued pursuant to a "limited offering" or "initial public offering" ("Offering Security") in which they, their families (including those of immediate family sharing the same household as the Investment Personnel) or trusts of which they are trustees or in which they have a beneficial interest are parties. The Compliance Officer shall promptly notify the person of approval or denial for the transaction. Notification of approval or denial for the transaction may be given verbally; however, it shall be confirmed in writing within 72 hours of verbal notification. In reviewing the request, the Compliance Officer shall consult with the President of the Fund, and shall take into account, among other factors, whether the investment opportunity should be reserved for the Fund, and whether the opportunity is being offered to such person as a result of his or her position with the Fund or Adviser. Investment Personnel who are Beneficial Owners of any Offering Security shall be required to disclose such ownership to the

--------------------
          1 Because Sections 5(b) and 6 apply only to Investment Personnel, Sections 5(b) and 6 will not apply to a Disinterested Director unless that Disinterested Director Controls the Fund (i.e., is the beneficial owner of more than 25% of the shares of the Fund) and obtains information concerning recommendations made to the Fund.



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          Compliance Officer prior to making any recommendation regarding the purchase or sale of the Offering Security by the Fund or participating in the determination of which recommendations shall be made to the Fund. Under such circumstances, the Investment Personnel's decision to purchase the Offering Securities shall be subject to an independent review by Investment Personnel with no personal interest in the Offering Securities.

7.        Reporting.

          (a) Every Access Person shall report to the Compliance Officer (as that person is designated from time to time by the Fund) the information described in Sections 7(b) and 7(c) of this Code with respect to transactions in any Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the Security; provided, however, than an Access Person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence.

          (b) Within ten (10) days of becoming an Access Person (except persons who would be included in this subsection solely because of their capacity as a Disinterested Director of the Fund), such person shall disclose to the Compliance Officer all Security holdings Beneficially Owned by the Access Person. Annually, within ten (10) days of December 21 in any given year, all Access Persons (except persons who would be included in this subsection solely because of their capacity as a Disinterested Director of the Fund), shall disclose to the Compliance Officer all Security holdings Beneficially Owned by them (which information must be current as of a date no more than thirty
                (30) days before the report is submitted). Such annual or initial report shall contain the date of the report, name, number of shares and principal amount of all securities owned by the Access Person and all securities accounts the Access Person maintains with a broker, dealer or bank (or any account in which the Access Person may have a beneficial interest).

          (c) A quarterly report shall be made by all Access Persons not later than ten (10) days after the end of each calendar quarter and shall contain the following information:

                        (1) the date of the transaction, the title and the number of shares, and the principal amount of each Security involved;
                        (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
                        (3)     the price at which the transaction was effected;



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                        (4)     the name of the broker, dealer or bank with or
                                through whom the transaction was effected; and
                        (5)     the date of the report.

                Notwithstanding the foregoing requirement, a Disinterested Director of the Fund need only make a quarterly report with respect to a transaction in any Security if such Disinterested Director, at the time of that transaction, knew, or in the ordinary course of fulfilling his official duties as a director or trustee of the Fund should have known, that during the 15-day period immediately preceding the date of the transaction by the Disinterested Director, such Security was purchased or sold by the Fund or Adviser or was being considered by the Fund or Adviser for purchase or sale by the Fund or Adviser.


        (d) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect Beneficial Ownership in the Security to which the report relates.

        (e) All such reports, account statements, and all related information described in this Section 7 of the Code shall be reviewed by the Designated Compliance Officer.

8.      Records.

        (a) The Fund shall maintain records in the manner and to the extent set forth below that shall be available for appropriate examination by representatives of the Securities and Exchange Commission.

                (i) A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place.

                (ii) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs.

                (iii) A copy of each report made pursuant to this Code by any Access Person shall be preserved by the Fund for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.



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                (iv)    A list of all persons who are, or within the past
                        five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

                (v) A record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of securities under Sections 5(b) and 6 of this Code, for at least five years after the end of the fiscal year in which the approval is granted.

        (b) Confidentiality. All reports of securities transactions and any other information filed with the Fund pursuant to this Code shall be treated as confidential, except as regards appropriate examinations by representatives of the Securities and Exchange Commission.

9. Sanctions. Upon discovering a violation of this Code, the board of directors or trustees of the Fund may impose such sanctions as it deems appropriate, including inter alia, a letter of censure or suspension or termination of the employment of the violator. All material violations of this Code and any sanctions imposed with respect thereto shall be reported periodically to the board of trustees of the Fund.

10. Report and Certification of Adequacy to the Board of Directors. On an annual basis, the Compliance Officer shall prepare a written report to the management and the board of directors or trustees of the Fund setting forth the following:

        (a) Certifying on behalf of the Fund that the Fund has adopted procedures reasonably necessary to prevent access persons from violating the Code;
        (b)     a summary of existing procedures concerning personal investing and any changes in procedures made during the past year;
        (c)     describing any issues arising under the Code or procedures since the last report to the board including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and
        (d) identifying any recommended changes in existing restrictions or procedures based upon the Fund's experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

11. Board Approval. Following the report and certification by the Compliance Officer, the board of directors or trustees of the Fund (including a majority of the Disinterested Directors) must approve this Code of Ethics on an annual basis. Any material change to this Code must be approved within six months.



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                                                                    January 2001


                        ALLIANCE CAPITAL MANAGEMENT L.P.

         Code of Ethics and Statement of Policy and Procedures Regarding
                        Personal Securities Transactions

1.      Purposes

        (a) Alliance Capital Management L.P. ("Alliance", "we" or "us") is a registered investment adviser and acts as investment manager or adviser to investment companies and other Clients. In this capacity, we serve as fiduciaries and owe our Clients an undivided duty of loyalty. We must avoid even the appearance of a conflict that may compromise the trust Clients have placed in us and must insist on strict adherence to fiduciary standards and compliance with all applicable federal and state securities laws. Adherence to this Code of Ethics and Statement of Policy and Procedures Regarding Personal Securities Transactions (the "Code and Statement") is a fundamental condition of service with us, any of our subsidiaries or our general partner (the "Alliance Group").

         (b) The Code and Statement is intended to comply with Rule 17j-1 under the Investment Company Act which applies to us because we serve as an investment adviser to registered investment companies. Rule 17j-1 specifically requires us to adopt a code of ethics that contains provisions reasonably necessary to prevent our "access persons" (defined in Rule 17j-1 to cover persons such as officers, directors, portfolio managers, traders, research analysts and others) from engaging in fraudulent conduct, including insider trading. Each investment company we advise has also adopted a code of ethics with respect to its access persons. As set forth in Section 3 below, our Code and Statement applies to all Employees and all other individuals who are Access Persons. The Code and Statement is also intended to comply with the provisions of Rule 204-2 under the Investment Advisers Act of 1940 (the "Advisers Act") which requires us to maintain records of securities transactions in which certain of our personnel have any Beneficial Ownership.

         (c) All Employees and all other individuals who are Access Persons (collectively, "you") also serve as fiduciaries with respect to our Clients and in this capacity you owe an undivided duty of loyalty to our Clients. As part of this duty and as expressed throughout the Code and Statement, you must at all times:

                (i)   Place the interests of our Clients first;



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                (ii)  Conduct all personal securities transactions consistent with this Code and Statement and in such a manner that avoids any actual or potential conflict of interest or any abuse of your responsibility and position of trust; and

                (iii) Abide by the fundamental standard that you not take
                      inappropriate advantage of your position.

        (d) This Code and Statement does not attempt to identify all possible conflicts of interests and literal compliance with each of the specific procedures will not shield you from liability for personal trading or other conduct which violates your fiduciary duties to our Clients. In addition to the specific prohibitions contained in this Code and Statement, you are also subject to a general requirement not to engage in any act or practice that would defraud our Clients. This general prohibition includes, in connection with the purchase or sale of a Security held or to be acquired or sold (as this phrase is defined below in Section 2(k)) by a Client:

                (i)   Making any untrue statement of a material fact;

                (ii) Creating materially misleading impressions by omitting to state or failing to provide any information necessary to make any statements made, in light of the circumstances in which they are made, not misleading;

                (iii) Making investment decisions, changes in research ratings and trading decisions other than exclusively for the benefit of and in the best interest of our Clients;

                (iv) Using information about investment or trading decisions or changes in research ratings (whether considered, proposed or made) to benefit or avoid economic injury to you or anyone other than our Clients;

                (v) Taking, delaying or omitting to take any action with respect to any research recommendation, report or rating or any investment or trading decision for a Client in order to avoid economic injury to you or anyone other than our Clients;

                (vi) Purchasing or selling a Security on the basis of knowledge of a possible trade by or for a Client;

                (vii) Revealing to any other person (except in the normal course of your duties on behalf of a Client) any information regarding Securities transactions by any Client or the consideration by any Client of Alliance of any such Securities transactions; or



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                (viii) Engaging in any manipulative practice with respect to any
                       Client.

        (e) The provisions contained in this Code and Statement must be followed when making a personal securities transaction. These policies and procedures, which must be followed, are considerably more restrictive and time-consuming than those applying to investments in the mutual funds and other Clients we advise. If you are not prepared to comply with these policies and procedures, you must forego personal trading.

2.      Definitions

        The following definitions apply for purposes of the Code and Statement in addition to the definitions contained in the text itself.

        (a) "Access Person" means any director or officer of the general partner of Alliance, as well as any of the following persons:

                (i) any Employee who, in connection with his or her regular functions or duties --

                       (A) makes, participates in, or obtains information regarding the purchase or sale of a Security by a Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales;

                       (B) obtains information from any source regarding any change, or consideration of any change in Alliance's internal research coverage, a research rating or an internally published view on a Security or issuer; or

                       (C) obtains information from any source regarding the placing or execution of an order for a Client account; and

                (ii) any natural person having the power to exercise a controlling influence over the management or policies of Alliance (unless that power is solely the result of his or her position with Alliance) who:

                       (A) obtains information concerning recommendations made to a Client with regard to the purchase or sale of a Security;

                       (B) obtains information from any source regarding any change, or consideration of any change in research coverage, research rating or a published view on a Security or issuer; and



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                       (C)   obtains information from any source regarding the
                             placing or execution of an order for a Client account.

        (b)     A Security is "being considered for purchase or sale" when:

                (i) an Alliance research analyst issues research information (including as part of the daily morning call) regarding initial coverage of, or changing a rating with respect to, a Security;

                (ii) a portfolio manager has indicated (during the daily morning call or otherwise) his or her intention to purchase or sell a Security;

                (iii)  a portfolio manager places an order for a Client; or

                (iv) a portfolio manager gives a trader discretion to execute an order for a Client over a specified period of time.

        (c) "Beneficial Ownership" is interpreted in the same manner as in determining whether a person is subject to the provisions of
                Section 16 of the Securities Exchange Act of 1934 ("Exchange Act"), Rule 16a-1 and the other rules and regulations thereunder and includes ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in a Security. For example, an individual has an indirect pecuniary interest in any Security owned by the individual's spouse. Beneficial Ownership also includes, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, having or sharing "voting power" or "investment power," as those terms are used in Section 13(d) of the Exchange Act and Rule 13d-3 thereunder.

        (d) "Client" means any person or entity, including an investment company, for which Alliance serves as investment manager or adviser.

        (e)     "Compliance Officer" refers to Alliance's Compliance Officer.

        (f) "Control" has the same meaning set forth in Section 2(a)(9) of the Investment Company Act.

        (g) "Employee" refers to any person who is an employee of any member of the Alliance Group, including both part-time employees, as well as consultants (acting in the capacity of a portfolio manager, trader or research analyst) under the control of Alliance who, but for their status as consultants, would otherwise come within the definition of Access Person.



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        (h)     "Initial Public Offering" means an offering of securities
                registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

        (i)     "Investment Personnel" refers to:

                (i) any Employee who acts in the capacity of a portfolio manager, research analyst or trader;

                (ii) any Employee who assists someone acting in the capacity of a portfolio manager, research analyst or trader and as an assistant has access to information generated or used by portfolio managers, research analysts and traders (including, for example, assistants who have access to the Alliance Global Equity Review or the Alliance Fixed Income Review);

                (iii) any Employee who receives the Alliance Global Equity Review or the Alliance Fixed Income Review; or

                (iv) any natural person who Controls Alliance and who obtains information concerning recommendations made to a Client regarding the purchase or sale of securities by the Client.

        (j) "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Sections 4(2) or 4(6) thereof or pursuant to Rules 504, 505 or 506 under the Securities Act of 1933.

        (k) "Personal Account" refers to any account (including, without limitation, a custody account, safekeeping account and an account maintained by an entity that may act in a brokerage or a principal capacity) in which an Access Person or Employee has any Beneficial Ownership and any such account maintained by or for a financial dependent. For example, this definition includes Personal Accounts of:

                (i) an Access Person's or Employee's spouse, including a legally separated or divorced spouse who is a financial dependent,

                (ii) financial dependents residing with the Access Person or Employee, and

                (iii) any person financially dependent on an Access Person or Employee who does not reside with that person, including financially dependent children away at college.

        (l) "Purchase or Sale of a Security" includes, among other transactions, the writing or purchase of an option to sell a Security and any short sale of a Security.

        (m) "Security" has the meaning set forth in Section 2(a)(36) of the Investment Company Act and any derivative thereof, commodities, options or forward contracts, except that it shall not include shares of open-end investment companies registered under the Investment Company Act, securities issued by the Government of the United States, short-term debt securities that are government securities within the meaning of Section 2(a)(16) of the Investment Company Act, bankers' acceptances, bank certificates of deposit, commercial paper, and such other money market instruments as are designated by the Compliance Officer.

        (n)      "Security held or to be acquired or sold" means:

                 (i) any Security which, within the most recent 15 days (1) is or has been held by a Client or (2) is being or has been considered by a Client (to the extent known by Alliance) or Alliance for purchase by the Client; and

                 (ii) any option to purchase or sell, and any Security convertible into or exchangeable for, a Security.

        (o) "Subsidiary" refers to either of the following types of entities with respect to which Alliance, directly or indirectly, through the ownership of voting securities, by contract or otherwise has the power to direct or cause the direction of management or policies of such entity:

                 (i)   any U.S. entity engaged in money management; and

                 (ii) any non-U.S. entity engaged in money management for U.S. accounts.

3.      Application

        (a) This Code and Statement applies to all Employees and to all other individuals who are Access Persons. Please note that certain provisions apply to all Employees while other provisions apply only to Access Persons and others apply only to certain categories of Access Persons who are also Investment Personnel (e.g., portfolio managers and research analysts).

        (b) Alliance will provide a copy of this Code and Statement to all Employees and all individuals who are Access Persons. In addition, the Compliance Officer will maintain lists of Access Persons and Investment Personnel, including a separate list of portfolio managers and research analysts.

4.      Limitations on Personal Securities Transactions

        (a)     All Employees

                It is the responsibility of each employee to ensure that all personal securities transactions are made in strict compliance with the restrictions and procedures in the Code and Statement and otherwise comply with all applicable legal and regulatory requirements.

                Employees must hold all Securities in a Personal Account. This requirement applies to all types of personal securities transactions including, for example, the purchase of Securities in a private placement or other direct investment. In addition, employees may not take physical possession of certificates or other formal evidence of ownership.

                Personal securities transactions for employees may be effected only in a Personal Account and in accordance with the following provisions:

                (i)    Designated Brokerage Accounts

                       Personal Accounts of an employee that are maintained as brokerage accounts must be held at the following designated broker-dealers: Donaldson, Lufkin & Jenrette Securities Corporation, DLJ Direct, Merrill Lynch & Co. or Charles Schwab. In addition, employees who currently maintain a Personal Account at Sanford C. Bernstein & Co., LLC should continue to use this account for all personal securities transactions.

                (ii)   Securities Being Considered for Client Purchase or Sale

                       An employee may not purchase or sell a Security, or engage in any short sale of a Security, in a Personal Account if, at the time of the transaction, the Security is being considered for purchase or sale for a Client or is being purchased or sold for a Client. The following non-exhaustive list of examples illustrates this restriction:

                       o An Alliance research analyst issues research information (including as part of the daily morning call) regarding initial coverage of, or changing a rating with respect to, a Security.

                        o A portfolio manager has, during the daily morning call, indicated his or her intention to purchase or sell a Security.

                        o A portfolio manager places an order in the Security to purchase or sell the Security for a Client.

                        o An open order in the Security exists on the trading desk.

                        o An open limit order exists on the trading desk, and it is reasonably likely that the Security will reach that limit price in the near future.

                (iii)   Restricted List

                        A Security may not be purchased or sold in a Personal Account if, at the time of the transaction, the Security appears on the Alliance Daily Restricted List and is restricted for Employee transactions. The Daily Restricted List is made available each business day to all Employees via Lotus Notes and the Alliance Alert.

                (iv)    Preclearance Requirement

                        An Employee may not purchase or sell, directly or indirectly, any Security in which the Employee has (or after such transaction would have) any Beneficial Ownership unless the Employee obtains the prior written approval to the transaction from the Compliance Department and, in the case of Investment Personnel, the head of the business unit in which the Employee works. A request for preclearance must be made in writing in advance of the contemplated transaction and must state:

                        a.   the name of the Security involved,

                        b. the number of shares or principal amount to be purchased or sold, and

                        c. a response to all questions contained in the appropriate pre-clearance form.

                        Preclearance requests will be acted on only between the hours of 10:00 a.m. and 3:30 p.m. Any approval given under this paragraph will remain in effect only until the end of the trading day on which the approval was granted.

                        When a Security is being considered for purchase or sale for a Client or is being purchased or sold for a Client following the approval on the same day of a personal trading request form with respect to the same security, the Compliance Department is authorized to cancel the personal order if (x) it has not been executed and the order exceeds a market value of $50,000 or (y) the Compliance Department determines, after consulting with the trading desk and the appropriate business unit head (if available), that the order, based on market conditions, liquidity and other relevant factors, could have an adverse impact on a Client or on a Client's ability to purchase or sell the Security or other Securities of the issuer involved.

                (v)     Amount of Trading

                        No more than an aggregate of 20 securities transactions may occur in an Employee's Personal Accounts in any consecutive thirty-day period.

                (vi)    Dissemination of Research Information

                        An Employee may not buy or sell any Security that is the subject of "significantly new" or "significantly changed" research during a forty-eight hour period commencing with the first publication or release of the research. The terms "significantly new" and "significantly changed" include:

                        a. the initiation of coverage by an Alliance research analysts;

                        b. any change in a research rating or position by an Alliance research analyst (unless the research analyst who makes the change advises the Compliance Department in writing that the change is the result of an unanticipated widely disseminated announcement or market event, e.g., the announcement of a major earnings warning as opposed to the research analysts independently rethinking his or her subjective assessment of the security); and

                        c. any other rating, view, opinion, or advice from an Alliance research analyst, the issuance (or reissuance) of which in the opinion of such research analyst or head of research would be reasonably likely to have a material effect on the price of the security.

                (vii)   Initial Public Offerings

                        No Employee shall acquire any direct or indirect Beneficial Ownership in any Securities in any Initial Public Offering.

                (viiii) Limited Offerings

                        No Employee shall acquire any Beneficial Ownership in any Securities in any Limited Offering of Securities unless the Compliance Officer and the business unit head give express prior written approval and document the basis for granting or denying approval after due inquiry. The Compliance Officer, in determining whether approval should be given, will take into account, among other factors, whether the investment opportunity should be reserved for a Client and whether the opportunity is being offered to the individual by virtue of his or her position with the Alliance Group. Employees authorized to acquire Securities in a Limited Offering must disclose that investment when they play a part in any Client's subsequent consideration of an investment in the issuer, and in such a case, the decision of Alliance to purchase Securities of that issuer for a Client will be subject to an independent review by Investment Personnel with no personal interest in such issuer.

        (b)     Access Persons

                In addition to the requirements set forth in paragraph (a) of this Section 4, the following restrictions apply to all Access
                Persons:

                (i)     Short Sales

                        No Access Person shall engage in any short sale of a Security if, at the time of the transaction, any Client has a long position in such Security (except that an Access Person may engage in short sales against the box and covered call writing provided that these personal securities transactions do not violate the prohibition against short-term trading).

                (ii)    Short-Term Trading

                        All Access Persons are subject to a mandatory buy and hold of all Securities for 60 calendar days. An Access Person may, however, after 30 calendar days, sell a Security if the sale price is lower than the original purchase price (i.e., at a loss on the original investment). Any trade made in violation of this paragraph shall be unwound, or, if that is not practicable, all profits from the short-term trading must be disgorged as directed by the Compliance Officer.

                (iii)   Non-Employee Access Persons

                        Any non-Employee Access Person with actual knowledge that a Security is being considered for purchase or sale for a Client may not purchase or sell such Security.

        (c)     Investment Personnel

                In addition to the requirements set forth in paragraphs (a) and (b) of this Section 4, the following restrictions apply to all Investment Personnel:

                (i)     Board Member or Trustee

                        No Investment Personnel shall serve on any board of directors or trustees or in any other management capacity of any private or public company without prior written authorization from the Compliance Officer based upon a determination that such service would not be inconsistent with the interests of any Client. This prohibition does not include non-profit corporations, charities or foundations; however, approval from the Investment Personnel's supervisor is necessary.

                (ii)    Receipt of Gifts

                        No Investment Personnel shall receive any gift or other thing of more than de minimis value from any person or entity, other than a member of the Alliance Group, that does business with Alliance on behalf of a Client, provided, however, that receipt of the following shall not be prohibited:

                        a. an occasional breakfast, luncheon, dinner or reception, ticket to a sporting event or the theater, or comparable entertainment, that is not so frequent, so costly, nor so extensive as to raise any question of impropriety;

                        b. a breakfast, luncheon, dinner, reception or cocktail party in conjunction with a bona fide business meeting; and

                        c.   a gift approved in writing by the Compliance
                             Officer.

        (d)     Portfolio Managers

                In addition to the requirements set forth in paragraphs (a), (b) and (c) of this Section 4, the following restrictions apply to all persons acting in the capacity of a portfolio manager of a Client account:

                (i)     Blackout Periods

                        No person acting in the capacity of a portfolio manager shall buy or sell a Security for a Personal Account within seven calendar days before and after a Client trades in that Security. In the case of Client accounts managed by more than one portfolio manager, this restriction will apply to the portfolio manager who makes the decision to purchase or sell the relevant Security. If a portfolio manager engages in such a personal securities transaction during a blackout period, the Compliance Officer will break the trade or, if the trade cannot be broken, the Compliance Officer will direct that any profit realized on the trade be disgorged.

                (ii)    Actions During Blackout Periods

                        No person acting in the capacity of a portfolio manager shall delay or accelerate a Client trade due to a previous purchase or sale of a Security for a Personal Account. In the event that a portfolio manager determines that it is in the best interest of a Client to buy or sell a Security for the account of the Client within seven days of the purchase or sale of the same Security in a Personal Account, the portfolio manager should contact the Compliance Officer immediately who may direct that the trade in the Personal Account be canceled or take other appropriate relief.

                (iii)   Transactions Contrary to Client Positions

                        No person acting in the capacity of a portfolio manager shall purchase or sell a Security in a Personal Account contrary to investment decisions made on behalf of a Client, unless the portfolio manager represents and warrants in the personal trading request form that (x) it is appropriate for the Client account to buy, sell or continue to hold that Security and (y) the decision to purchase or sell the Security for the Personal Account arises from the need to raise or invest cash or some other valid reason specified by the portfolio manager and approved by the Compliance

                        Officer and is not otherwise based on the portfolio manager's view of how the Security is likely to perform.

        (e)     Research Analysts

                In addition to the requirements set forth in paragraphs (a),
                (b), (c) of this Section 4, the following restrictions apply to all persons acting in the capacity of a research analyst:

                (i)     Blackout Periods

                        No person acting as a research analyst shall buy or sell a Security within seven calendar days before and after making a change in a rating or other published view with respect to that Security. If a research analyst engages in such a personal securities transaction during a blackout period, the Compliance Officer will break the trade or, if the trade cannot be broken, the Compliance Officer will direct that any profit realized on the trade be disgorged.

                (ii)    Actions During Blackout Periods

                        No person acting as a research analyst shall delay or accelerate a rating or other published view with respect to any Security because of a previous purchase or sale of a Security in such person's Personal Account. In the event that a research analyst determines that it is appropriate to make a change in a rating or other published view within seven days of the purchase or sale of the same Security in a Personal Account, the research analyst should contact the Compliance Officer immediately who may direct that the trade in the Personal Account be canceled or take other appropriate relief.

                (iii)   Actions Contrary to Ratings

                        No person acting as a research analyst shall purchase or sell a Security (to the extent such Security is included in the research analyst's research universe) contrary to an outstanding rating or a pending ratings change, unless (x) the research analyst represents and warrants in the personal trading request form that (as applicable) there is no reason to change the outstanding rating and (y) the research analyst's personal trade arises from the need to raise or invest cash or some other valid reason specified by the research analyst and approved by the Compliance Officer and is not otherwise based on the research analyst's view of how the security is likely to perform.

5.      Exempted Transactions

        (a) The pre-clearance requirements, as described in Section 4(a)(iv) of this Code and Statement, do not apply to:

                (i)     Non-Volitional Transactions

                        Purchases or sales that are non-volitional (including, for example, any Security received as part of an individual's compensation) on the part of an Employee (and any Access Person who is not an Employee) or are pursuant to a dividend reinvestment plan (up to an amount equal to the cash value of a regularly declared dividend, but not in excess of this amount).

                (ii)    Exercise of Pro Rata Issued Rights

                        Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of the issuer's Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired. This exemption applies only to the exercise or sale of rights that are issued in connection with a specific upcoming public offering on a specified date, as opposed to rights acquired from the issuer (such as warrants or options), which may be exercised from time-to-time up until an expiration date. This exemption does not apply to the sale of stock acquired pursuant to the exercise of rights.

        (b) The restrictions on effecting transactions in a (1) Security being considered for purchase or sale, as described in Sections 4(a)(ii) and 4(b)(iii) or (2) that is the subject of "significantly new" or "significantly changed" research, as described in Section 4(a)(vi) of this Code and Statement, do not apply to:

                (i)     Non-Volitional Transactions

                        Purchases or sales that are non-volitional (including, for example, any Security received as part of an individual's compensation) on the part of an Access Person or are pursuant to a dividend reinvestment plan (up to an amount equal to the cash value of a regularly declared dividend, but not in excess of this amount).

                (ii)    Exercise of Pro Rata Issued Rights

                        Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of the issuer's Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired. This exemption applies only to the exercise or sale of rights that are issued in connection with a specific upcoming public offering on a specified date, as opposed to rights acquired from the issuer (such as warrants or options), which may be exercised from time-to-time up until an expiration date. This exemption does not apply to the sale of stock acquired pursuant to the exercise of rights.

                (iii)   De Minimis Transactions -- Fixed Income Securities

                        Any of the following Securities, if at the time of the transaction, the Access Person has no actual knowledge that the Security is being considered for purchase or sale by a Client, that the Security is being purchased or sold by the Client or that the Security is the subject of significantly new or significantly changed research:

                        a. Fixed income securities transaction involving no more than 100 units or having a principal amount not exceeding $25,000; or

                        b.    Non-convertible debt securities and
                              non-convertible preferred stocks which are rated by at least one nationally recognized statistical rating organization ("NRSRO") in one of the three highest investment grade rating categories.

                (iv)    De Minimis Transactions -- Equity Securities

                        Any equity Securities transaction, or series of related transactions, involving shares of common stock and excluding options, warrants, rights and other derivatives, provided

                        a. any orders are entered after 10:00 a.m. and before 3:00 p.m. and are not designated as "market on open" or "market on close";

                        b. the aggregate value of the transactions do not exceed (1) $10,000 for securities with a market capitalization of less than $1 billion; (2) $25,000 for securities with a market capitalization of $1 billion to $5 billion and
                              (3) $50,000 for securities with a market capitalization of greater than $5 billion; and

                        c. the Access Person has no actual knowledge that the Security is being considered for purchase or sale by a Client, that the Security is being purchased or sold by or for the Client or that the Security is the subject of significantly new or significantly changed research.

                PLEASE NOTE: Even if your trade qualifies for a de minimus exception, you must pre-clear your transaction with the Compliance Department in advance of placing the trade.

        (c)     Non-Employee Access Persons

                The restrictions on Employees and Access Persons, as described in Sections 4(a) and 4(b) of this Code and Statement, do not apply to non-Employee Access Persons, if at the time of the transaction involved, such person has no actual knowledge that the Security involved is being considered for purchase or sale.

        (d)     Extreme Hardship

                In addition to the exceptions contained in Section 5(a) and (b), the Compliance Officer may, in very limited circumstances, grant other exceptions under any Section of the Code and Statement on a case-by-case basis, provided:

                (i) The individual seeking the exception furnishes to the Compliance Officer:

                        a. a written statement detailing the efforts made to comply with the requirement from which the individual seeks an exception;

                        b. a written statement containing a representation and warranty that (1) compliance with the requirement would impose a severe undue hardship on the individual and (2) the exception would not, in any manner or degree, harm or defraud the Client or compromise the individual's or Alliance's fiduciary duty to any Client; and

                        c. any supporting documentation that the Compliance Officer may request;

                (ii) The Compliance Officer conducts an interview with the individual or takes such other steps the Compliance Officer deems appropriate in order to verify that granting the exception will not in any manner or degree, harm or defraud the Client or compromise the individual's or Alliance's fiduciary duty to any Client; and

                (iii) The Compliance Officer maintains, along with statements provided by the individual, a written record that contains:

                        a.    the name of the individual;

                        b. the specific requirement of Section 4 from which the individual sought an exception;

                        c. the name of the Security involved, the number of shares or principal amount purchased or sold, and the date or dates on which the Securities were purchased or sold;

                        d. the reason(s) the individual sought an exception from the requirements of Section 4;

                        e. the efforts the individual made to comply with the requirements of Section 4 from which the individual sought to be excepted; and

                        f. the independent basis upon which the Compliance Officer believes that the exemption should be granted.

        (e) Any Employee or Access Person who acquires an interest in any private investment fund (including a "hedge fund") or any other Security that cannot be purchased and held in a Personal Account shall be excepted from the requirement that all Securities be held in a Personal Account, as described in
                Section 4(a) of this Code and Statement. Such Employee or Access Person shall provide the Compliance Officer with a written statement detailing the reason why such Security cannot be purchased and held in a Personal Account. Transactions in these Securities nevertheless remain subject to all other requirements of this Code and Statement, including applicable private placement procedures, preclearance requirements and blackout period trading restrictions.

6.      Reporting

        (a)     Initial Holdings Reports

                Upon commencement of employment with a member of the Alliance Group, an employee must provide an Initial Holdings Report to the Compliance Officer disclosing the following:

                (i) all Securities beneficially owned by the employee (including the title, number of shares and/or principal amount of each Security beneficially owned);

                (ii) the name of any broker-dealer or financial institution where the employee maintains a Personal Account; and

                (iii)   the date the report is submitted by the employee.

                        This report must be submitted no later than 10 days
                after joining Alliance.

        (b)     Annual Holdings Reports by Employee Access Persons

                Each Access Person must, by January 30 of each year, provide an annual holdings report to the Compliance Officer disclosing the following:

                (i) all Securities beneficially owned by the Access Person (including the title, number of shares and/or principal amount of each Security beneficially owned);

                (ii) the name of any broker-dealer or financial institution where the Access Person maintains a Personal Account; and

                (iii)   the date the report is submitted by the Access Person.

                        The information must be current as of a date not more
                than 30 days before the report is submitted. In the event that Alliance already maintains a record of the required information via account statements received from the Access Person's broker-dealer, an Access Person may satisfy this requirement by
                (i) confirming in writing (which may include e-mail) the accuracy of the record and (ii) recording the date of the confirmation.

        (c)     Access Persons who are not Employees of Alliance

                Every Access Person who is not an Employee of Alliance, shall report to the Compliance Officer the information described in
                Section 6(a) and (b) as well as 6(e) below with respect to transactions in any Security in which such Access Person has, or by reason of such transaction acquires, any Beneficial Ownership in the Security; provided, however, that such Access Person is not required to make a report with respect to transactions effected in any account over which the Access Person does not have any direct or indirect influence or control, including such an account in which an Access Person has any Beneficial Ownership.

        (d)     Affiliated and Non-Affiliated Directors

                As non-employee Access Persons, affiliated directors are also required to provide the Compliance Department with the information set forth in Sections 6 (a) and 6 (b), above. Non-affiliated directors are only required to provide the Compliance Department with the information set forth in
                Section 6 (e) below.

        (e)     Report Contents

                Every report of a non-Employee Access Person required by
                Section 6(c) above shall be in writing and shall be delivered not later than ten days after the end of the calendar quarter in which a transaction to which the report relates was effected, and shall contain the following information:

                (i) the date of the transaction, the title and the number of shares, and the principal amount of each Security involved;

                (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                (iii)   the price at which the transaction was effected; and

                (iv) the name of the broker, dealer or bank with or through whom the transaction was effected.

        (f)     Report Representations

                Any such report may contain a statement that the report is not to be construed as an admission by the person making the report that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates.

        (g)     Maintenance of Reports

                The Compliance Officer shall maintain the information required by Section 6 and such other records, if any, as are required by Rule 17j-1 under the Investment Company Act and Rule 204-2 under the Advisers Act. All reports furnished pursuant to this Section will be kept confidential, subject to the rights of inspection by the Compliance Officer, the Transaction Compliance Committee, the Securities and Exchange Commission and by other third parties pursuant to applicable law.

7.      Annual Verifications

        Each person subject to this Code and Statement must certify annually that he or she has read and understands this Code and Statement, recognizes that he or she is subject thereto and has complied with its provisions and disclosed or reported all personal Securities transactions required to be disclosed or reported by this Code and Statement. Such certificates and reports are to be given to the Compliance Officer.

8.      Sanctions

        Upon learning of a violation of this Code and Statement, any member of the Alliance Group, with the advice of the Compliance Officer, may impose such sanctions as it deems appropriate, including, among other things, censure, suspension or termination of service. Individuals subject to this Code and Statement who fail to comply with this Code and Statement may also be violating the federal securities laws or other federal and state laws. Any such person who is suspected of violating this Code and Statement should be reported immediately to the Compliance Officer.





                                  Certification

        I hereby acknowledge receipt of the Code of Ethics and Statement of Policy and Procedures Regarding Personal Securities Transactions (the "Code and Statement") of Alliance Capital Management L.P. and its Subsidiaries. I certify that I have read and understand the Code and Statement and recognize that I am subject to its provisions. I also certify that I have complied with the requirements of the Code and Statement and have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code and Statement.


                 Name

------------------------------------- (please print)

               Signature

-------------------------------------

                 Date

-------------------------------------

                           Code of Ethics Certificate

     I, Mark Manley, being a Senior Vice President of Alliance Capital Management Corporation, the general partner of Alliance Capital Management L.P. ("Alliance"), hereby certify that, as contemplated by the second sentence of Section (c)(1)(ii) of Rule 17j-1 of the Investment Company Act of 1940 ("Rule 17j-1"), Alliance has adopted procedures reasonably necessary to prevent Access Persons (as defined in Rule 17j-1) from violating its Code of Ethics and Statement of Policy and Procedures Regarding Personal Securities Transactions.


                                                       ------------------------


Date:  March 22, 2002

                           Code of Ethics Certificate

     I, Gerald M. Lieberman, being the Chief Financial Officer of Sanford C. Bernstein & Co., LLC ("Bernstein LLC"), a subsidiary of Alliance Capital Management L.P., ("Alliance") hereby certify that, as contemplated by the second sentence of Section (c)(1)(ii) of Rule 17j-1 of the Investment Company Act of 1940 ("Rule 17j-1"), Alliance has adopted procedures reasonably necessary to prevent Access Persons (as defined in Rule 17j-1) from violating the Amended and Restated Alliance Code of Ethics dated January 2001, a copy of which is included in your Board materials.



                                                        ------------------------



Date:  March 22, 2002

                           Code of Ethics Certificate

     I, Edmund P. Bergan, Jr., Secretary of Sanford C. Bernstein Fund II, Inc., (the "Corporation"), hereby certify that, as contemplated by the second sentence of Section (c)(1)(ii) of Rule 17j-1 of the Investment Company Act of 1940 ("Rule 17j-1"), the Corporation has adopted procedures reasonably necessary to prevent Access Persons (as defined in Rule 17j-1) from violating the current code of ethics of the Corporation.



                                                        ------------------------

Date:  March 22, 2002

                           Code of Ethics Certificate

         I, Gerald M. Lieberman, being the Chief Financial Officer of Sanford C. Bernstein & Co., LLC ("Bernstein LLC"), a subsidiary of Alliance Capital Management L.P., ("Alliance") hereby certify that, as contemplated by the second sentence of Section (c)(1)(ii) of Rule 17j-1 of the Investment Company Act of 1940 ("Rule 17j-1"), Bernstein LLC has adopted procedures reasonably necessary to prevent Access Persons (as defined in Rule 17j-1) from violating the Amended and Restated Alliance Code of Ethics dated January 2001, a copy of which is included in your Board materials.



                                                --------------------------------



Date:  March 22, 2002